CURRENT REPORT FOR ISSUERS SUBJECT TO THE
1934 ACT REPORTING REQUIREMENTS

FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

November 10, 2011
Date of Report
(Date of Earliest Event Reported)

Tianyin Pharmaceutical Co, Inc.
(Exact name of registrant as specified in its charter)

Delaware 000-52236 20-4857782
(State or other jurisdiction (Commission File Number) (IRS Employer of incorporation) Identification No.)

23rd Floor, Unionsun Yangkuo Plaza, No. 2, Block 3
South Renmin Road
Chengdu, P. R. China, 610041
(Address of principal executive offices (zip code))

+011-86-28-8615-4737
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

This current report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This current report includes statements regarding our plans, goals, strategies, intent, beliefs or current expectations. These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished. These forward looking statements can be identified by the use of terms and phrases such as “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect,” and the like, and/or future-tense or conditional constructions (“will,” “may,” “could,” “should,” etc.). Items contemplating or making assumptions about, actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Although forward-looking statements in this report reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown risks, business, economic and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this current report. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report, other than as may be required by applicable law or regulation. Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the SEC which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

Section 7 – Regulation FD

Item 7.01. Regulation FD Disclosure

In preparation for the new Good Manufacturing Practice (GMP) standards stipulated by the PRC government in early 2011, which requires pharmaceutical companies to be in compliance by 2013, Tianyin Pharmaceutical Inc. (the “Company” or “TPI”) initiated the process of optimizing the manufacturing facilities and production lines according to the newly issued guidelines. Concurrently, the city of Chengdu has re-designated its industrial parks in nearby counties to be dedicated to particular industries such as automobile, pharmaceuticals, chemical engineering and etc. for individual locations. As a consequence, the TPI’s manufacturing facility at the Longquan district, east of Chengdu, which is designated for automotive industry, is scheduled to be relocated to Qionglai city, south of Chengdu that is dedicated to pharmaceutical industry. The Qionglai facility (QLF) is approximately 18 miles from the recently completed Jiangchuan macrolide facility (JCM) which is also located south of Chengdu. The proposed relocation project also includes our traditional Chinese medicine (TCM) pre-extraction plant which is located near the center of city of Chengdu surrounded by rapidly expanding residential area.

The manufacturing site is estimated to be 80 mu or 53,000 m2. Both pre-extraction plant and the formulation plant are scheduled to be relocated. The combined QLF plant, designed and constructed according to the newest GMP standards, is expected to relieve the current capacity saturation at TPI’s manufacturing facilities. The re-location and construction cost is estimated at $25 million for Phase I which, when completed in 2012, will expand the current capacity by 30%. For Phase II QLF, an additional $10 million may be invested to double the current capacity that is scheduled to complete in 2013.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIANYIN PHARMACEUTICAL CO., INC.

By:
/s/ Jiang Guoqing___________
Name: Dr. Jiang Guoqing
Title: Chief Executive Officer, Chairman

Dated: November 10, 2011